Exhibit 1.01
Rockwell Collins, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2015

1.    Overview

This report (the "Report"), for the calendar year ended December 31, 2015, has been prepared by Rockwell Collins (herein after referred to as "Rockwell Collins," the "Company," "we," "us" or "our") pursuant to Rule 13p-1 (the Rule) under the Securities Exchange Act of 1934. The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products may potentially contain conflict minerals which are necessary to the functionality or production of their products that are sourced from the Democratic Republic of Congo (DRC) and the surrounding countries, (hereinafter referred to as the "Covered Countries"). Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG).

In accordance with the Rule, the information in this Report includes the activities of all majority-owned subsidiaries and entities that are required to be consolidated under U.S. Generally Accepted Accounting Principles. Per the Rule, acquisitions are required to be included in the Company’s first filing that occurs no more than eight months after the acquisition date. Furthermore, any businesses that were divested during the reporting period were included in our procedures through the transaction disposition date.

1.1    Our Products

Rockwell Collins is a leader in the design, production and support of communication and aviation electronics for commercial and military customers worldwide. The integrated system solutions and products we provide to our served markets are oriented around a set of core competencies: communications, navigation, automated flight control, displays/surveillance, simulation and training, integrated electronics and information management systems. For further information on our Company or products, please visit www.rockwellcollins.com.

Rockwell Collins has reason to believe that certain products manufactured or contracted to be manufactured during the 2015 calendar year contained 3TG that was necessary to the functionality of the product. As a result, we have undertaken measures in accordance with the Rule, to perform a reasonable country of origin (RCOI) inquiry as well as further due diligence measures on the source and chain of custody of the 3TG in our products.

1.2    The Company’s Conflict Minerals Policy

The Company is committed to ensuring that we uphold fundamental human rights and believe that all human beings around the world should be treated with dignity, fairness and respect. It is our Company's intention to obtain products and services only from suppliers who demonstrate a serious commitment to the health and safety of their workers and operate in compliance with human rights laws. For additional information about our commitment to responsible sourcing and other human rights, see our Standards of Business Conduct (SBC) at https://www.rockwellcollins.com/Our_Company/Ethics/Our_Standards.aspx.

Our Conflict Minerals Position Statement is publicly available on our website at http://www.rockwellcollins.com/Our_Company/Corporate_Responsibility/Material_Declarations.aspx.

1.3    Reasonable Country of Origin Inquiry (RCOI)

Our supply chain is complex and there are multiple tiers between the Company and the mine. Rockwell Collins is considered a downstream supplier or a “component product manufacturer” and does not procure metals directly from the mines or smelters. Thus, the Company relied on our direct suppliers to provide information on the origin of potential conflict minerals contained in components and materials supplied to us, including sources of 3TG within their products. For the current reporting period, the Company surveyed direct suppliers who comprised the majority of our component spend during calendar year 2015.

2.     Design of the Company’s Due Diligence Framework

The due diligence measures captured in the Company’s Conflict Minerals Procedure have been designed in conformance with the internationally recognized framework: The Organisation for Economic Co-operation and Development (OECD) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for 3TG that can be found at http://www.oecd.org/investment/mne/mining.htm. The five steps from the OECD Due Diligence Guidance document are listed below:

•	Step 1: Establish Strong Company Management Systems

•	Step 2: Identify and Assess Risk in the Supply Chain

•	Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Step 4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•	Step 5: Report Annually on Supply Chain Due Diligence

2.1     Step 1: Establish Strong Company Management Systems

Rockwell has established a management system to evaluate the source and chain of custody of 3TG in our supply chain. Additionally our company has an established Conflict Minerals Team, which oversees the due diligence process and includes representatives from Finance, Legal, Manufacturing and Supply Chain. We have also set expectations and procedures around our sourcing of 3TG as described below.

•	Conflict Minerals Procedure
We have developed an internal Conflict Mineral Procedure that defines the process requirements to comply with the Rule.

•	Supplier Engagement
We have taken measures to communicate the requirements of the rule and our expectations for compliance with our supply base. Communications are a critical component to the success of achieving compliance to our Conflict Minerals goal, increase the awareness for the regulation and drive the critical importance of Conflict Minerals. Below are examples of measures we have taken to communicate with our supply base during the previous calendar year.

•	Annual Supplier Conference
Rockwell Collins invites its top suppliers to its Annual Supplier Conference each spring. The Conflict Minerals Team established a booth to inform our supply base about the Rule and our Company's annual filing requirement.

•	Supplier Outreach
Rockwell Collins developed and sent a formal communication to identified direct suppliers summarizing the requirements of the Rule and our expectations of how suppliers will help us comply with this law. Rockwell Collins engages suppliers on an as requested basis for further clarification of the Rule and their obligations.

In addition to the formal communications above, the Company maintains an electronic portal which suppliers can access to gather resource information related to Conflict Minerals, including FAQs from the Aerospace Industries Association's (AIA) Conflict Minerals Working Group (CMWG) and the SEC.

•	Contract Terms and Conditions
For new and renewal contracts, we have incorporated a Conflict Minerals clause in our standard contract terms and conditions. The Conflict Minerals clause requests our direct suppliers to provide information that will allow Rockwell Collins to comply with the Rule.

•	Enterprise Engagement
Rockwell Collins has established a management system to support supply chain due diligence related to 3TG. Our management system includes an executive review board sponsored by executives from Finance, Legal, Manufacturing and Supply Chain. The team includes subject matter experts from functions such as material and supply, finance, engineering, legal, environment, safety and health. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.

•	Grievance Mechanism
Rockwell Collins has an established Ombsudsman hotline, as part of our Standards of Business Conduct Policy, which may be used by employees or outside parties to report violations of our policies and procedures.

2.2     Step 2: Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the supplied components. Our direct suppliers are similarly reliant upon information provided by their suppliers. Many of the purchase contracts with our suppliers are multi-year contracts and therefore we may have difficulty in imposing new contract terms and flow-down requirements. As we enter into new contracts, or renew our existing contracts, we are adding a clause to request suppliers to provide information about their source of 3TG and smelters. In the meantime, as described below, we are working with selected suppliers to request they provide the 3TG sourcing information.

We requested that all identified suppliers provide information to us regarding 3TG and smelters using the template developed by Conflict Free Sourcing Initiative (CFSI) known as the Conflict Minerals Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide material to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict free policy, its due diligence process and information about its supply chain, such as the names and locations of smelters and refiners, as well as the origin of 3TG used by those facilities. We have determined that requesting our identified suppliers to complete the Template represents our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain. We have reached this conclusion in part as a result of our participation in the CFSI.

2.3     Step 3: Design and Implement a Strategy to Respond to Identified Risks

Although we do not have a direct relationship with 3TG smelters and refiners, we do participate in industry-wide 3TG initiatives within the Aerospace & Defense and Electronics sectors. The purpose of our participation within these industry groups is to enable us to obtain information from upstream entities within the supply chain as well as develop a standardized procedure for identifying socially responsible smelters and refiners. The following is a list of the specific industry initiatives in which we participate:

•	AIA CMWG

•	CFSI which includes the Conflict Free Smelter Program (CFSP)

•	IPC Conflict Minerals Due Diligence Committee

•	IPC Conflict Minerals Data Exchange Task Group

As part of our normal operating procedures, should we learn of smelters in our supply chain who are sourcing from the Covered Countries, and are not on the CFSP lists or active in the CFSP, we engage the direct supplier and perform further due diligence.

2.4     Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We do not have a direct relationship with 3TG smelters or refiners, we rely on third party audits of smelters and refiners as carried out by the CFSI's CFSP, which uses independent private sector auditors to trace and verify the chain of custody within the supply chain.

2.5     Step 5: Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence which is filed with the SEC and is available on our Company website http://www.rockwellcollins.com under the SEC filings link on our Investor Relations page.

3.     Due Diligence Performed

This section addresses the actions that the Company took to exercise due diligence on source and chain of custody of 3TG within the supply chain.

3.1    Survey Responses

At the conclusion of the supplier survey effort, the Company reviewed the supplier survey responses against criteria developed to determine which suppliers required further engagement. These criteria included incomplete responses as well as inconsistencies within the data reported in the Template. From this analysis, the Company identified four categories that required additional follow-up:

•	Suppliers That Reported They Source 3TG From The Covered Countries

•	Suppliers That Reported Their Products Did Not Contain Any 3TG

•	Suppliers That Either Provided Incomplete Responses Or Did Not Respond At All

•	Suppliers That Did Not Capture / Document Any Smelter Information

3.1.1    Suppliers That Reported They Source 3TG From The Covered Countries

Through the analysis of survey responses, we identified suppliers that reported they have sourced 3TG from the Covered Countries. Rockwell Collins performed due diligence and determined that those suppliers fell into one of the following categories: i) supplier used a CFSI compliant smelter or ii) chain of custody could not be performed due to insufficient information regarding the supply chain of the products provided by the supplier.

3.1.2    Suppliers That Reported Their Products Did Not Contain Any 3TG

Through the analysis of survey responses, we identified suppliers that responded stating their products did not contain any 3TG substances, but that Rockwell Collins had reason to believe such responses may be inconsistent with our knowledge of their products. We followed up with these suppliers, providing information and education on where the 3TG could be located in their products, such as metal alloying elements, plating / surface finishes, contained within the solder and also within electrical components themselves.

3.1.3    Suppliers Providing Either Incomplete Or No Responses

Through the analysis of survey responses, we identified suppliers that either provided an incomplete response to our survey request or they did not respond at all. In addition to the communications that were sent to suppliers during the request of information from our supply base, these suppliers received an additional communication to educate and increase the knowledge of the suppliers regarding the Rule.

3.1.4    Suppliers That Did Not Capture / Document Any Smelter Information

Through the analysis of survey responses, we identified suppliers that either: i) did not provide smelter information or ii) did not request smelter information from upstream suppliers. We followed up with these suppliers, providing information and education on the importance of requesting smelter information reminding them that smelters are in the best position to ensure the supplier of minerals via conflict free locations. We encouraged suppliers to begin tracking information on smelters so that the collective supply chain can have comprehensive viable information relating to the chain of custody on Conflict Minerals.

4.0    Efforts To Determine Mine or Location of Origin

As stated in the Rule, which describes the content of the Conflict Minerals Report, “it is very difficult, if not impossible, to trace Conflict Minerals to their mine or other location of origin” after the smelting (tin, tantalum, tungsten) or refining (gold) processes. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. As the Company does not purchase raw ore or unrefined 3TG, our focus was to gain smelter information from industry initiatives and our supply base.

To gain insight into the country of origin, chain of custody and conflict status of our 3TGs, we relied primarily on the findings of the CFSP. Established by members of the CFSI, the CFSP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines, as of the date of evaluation, whether the smelter or refiner has demonstrated that all the materials it processed originated from conflict free sources.

Even after CFSP validation, it was difficult for the Company to identify valid smelters and refiners directly used in our supply chain, as a majority of the information that was provided from our supply chain was at a company level rather than at a product level, which is required by the Rule. Listed below are the smelters and refiners identified by our suppliers, and validated by the CFSP, that we believe to be potentially in our supply chain for 2015. The smelter / refiner name and audit status is as reported by the CFSP as of April 25, 2016. The presence of a smelter or refiner on the list does not indicate that Rockwell Collins products necessarily contained 3TGs processed by that smelter or refiner. As our engagement with the supply chain evolves, our list of smelters may change to reflect improvements in the quality of information provided to us.

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID000015	Gold	Advanced Chemical Company	Active
CID000019	Gold	Aida Chemical Industries Co., Ltd.	Compliant
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Compliant
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Active
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	Compliant
CID000077	Gold	Argor-Heraeus S.A.	Compliant
CID000082	Gold	Asahi Pretec Corp.	Compliant
CID000090	Gold	Asaka Riken Co., Ltd.	Compliant
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Outreach Required
CID000113	Gold	Aurubis AG	Compliant
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Compliant
CID000157	Gold	Boliden AB	Compliant
CID000176	Gold	C. Hafner GmbH + Co. KG	Compliant
CID000180	Gold	Caridad	In Communication
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	Compliant
CID000189	Gold	Cendres + Métaux S.A.	Active
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	Outreach Required
CID000233	Gold	Chimet S.p.A.	Compliant
CID000264	Gold	Chugai Mining	In Communication
CID000328	Gold	Daejin Indus Co., Ltd.	Active
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	In Communication
CID000359	Gold	DSC (Do Sung Corporation)	Active
CID000362	Gold	DODUCO GmbH	Compliant
CID000401	Gold	Dowa	Compliant
CID000425	Gold	Eco-System Recycling Co., Ltd.	Compliant
CID000493	Gold	OJSC Novosibirsk Refinery	Compliant
CID000522	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Outreach Required
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	In Communication
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Outreach Required
CID000694	Gold	Heimerle + Meule GmbH	Compliant
CID000707	Gold	Heraeus Ltd. Hong Kong	Compliant
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	Compliant
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	In Communication
CID000778	Gold	Hwasung CJ Co., Ltd.	In Communication
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Outreach Required
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	Compliant

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID000814	Gold	Istanbul Gold Refinery	Compliant
CID000823	Gold	Japan Mint	Compliant
CID000855	Gold	Jiangxi Copper Co., Ltd.	Compliant
CID000920	Gold	Asahi Refining USA Inc.	Compliant
CID000924	Gold	Asahi Refining Canada Ltd.	Compliant
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Compliant
CID000929	Gold	JSC Uralelectromed	Compliant
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	Compliant
CID000956	Gold	Kazakhmys Smelting LLC	In Communication
CID000957	Gold	Kazzinc	Compliant
CID000969	Gold	Kennecott Utah Copper LLC	Compliant
CID000981	Gold	Kojima Chemicals Co., Ltd.	Compliant
CID000988	Gold	Korea Metal Co., Ltd.	In Communication
CID001029	Gold	Kyrgyzaltyn JSC	Outreach Required
CID001032	Gold	L'azurde Company For Jewelry	Outreach Required
CID001056	Gold	Lingbao Gold Co., Ltd.	Outreach Required
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Outreach Required
CID001078	Gold	LS-NIKKO Copper Inc.	Compliant
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Outreach Required
CID001113	Gold	Materion	Compliant
CID001119	Gold	Matsuda Sangyo Co., Ltd.	Compliant
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	Active
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	Compliant
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Compliant
CID001153	Gold	Metalor Technologies S.A.	Compliant
CID001157	Gold	Metalor USA Refining Corporation	Compliant
CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Compliant
CID001188	Gold	Mitsubishi Materials Corporation	Compliant
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	Compliant
CID001204	Gold	Moscow Special Alloys Processing Plant	Compliant
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Compliant
CID001236	Gold	Navoi Mining and Metallurgical Combinat	Active
CID001259	Gold	Nihon Material Co., Ltd.	Compliant
CID001322	Gold	Elemetal Refining, LLC	Compliant
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	Compliant
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Compliant
CID001352	Gold	PAMP S.A.	Compliant
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	Outreach Required
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	Compliant
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	Compliant
CID001498	Gold	PX Précinox S.A.	Compliant
CID001512	Gold	Rand Refinery (Pty) Ltd.	Compliant

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID001534	Gold	Royal Canadian Mint	Compliant
CID001546	Gold	Sabin Metal Corp.	Outreach Required
CID001555	Gold	Samduck Precious Metals	Active
CID001562	Gold	SAMWON Metals Corp.	In Communication
CID001573	Gold	Schone Edelmetaal B.V.	Compliant
CID001585	Gold	SEMPSA Joyería Platería S.A.	Compliant
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	In Communication
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Compliant
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	Compliant
CID001754	Gold	So Accurate Group, Inc.	Outreach Required
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Compliant
CID001761	Gold	Solar Applied Materials Technology Corp.	Compliant
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	Compliant
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	Compliant
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Outreach Required
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Compliant
CID001938	Gold	Tokuriki Honten Co., Ltd.	Compliant
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	Outreach Required
CID001955	Gold	Torecom	Active
CID001977	Gold	Umicore Brasil Ltda.	Compliant
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	Compliant
CID001993	Gold	United Precious Metal Refining, Inc.	Compliant
CID002003	Gold	Valcambi S.A.	Compliant
CID002030	Gold	Western Australian Mint trading as The Perth Mint	Compliant
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.	Compliant
CID002129	Gold	Yokohama Metal Co., Ltd.	Compliant
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Compliant
CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Compliant
CID002282	Gold	Morris and Watson	In Communication
CID002312	Gold	Guangdong Jinding Gold Limited	Outreach Required
CID002314	Gold	Umicore Precious Metals Thailand	Compliant
CID002355	Gold	Faggi Enrico S.p.A.	Active
CID002459	Gold	Geib Refining Corporation	Active
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	Compliant
CID002510	Gold	Republic Metals Corporation	Compliant
CID002511	Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Active
CID002515	Gold	Fidelity Printers and Refiners Ltd.	Outreach Required
CID002516	Gold	Singway Technology Co., Ltd.	Compliant
CID002560	Gold	Al Etihad Gold Refinery DMCC	Outreach Required
CID002561	Gold	Emirates Gold DMCC	Compliant
CID002563	Gold	Kaloti Precious Metals	Outreach Required
CID002567	Gold	Sudan Gold Refinery	Outreach Required
CID002580	Gold	T.C.A S.p.A	Compliant

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID002605	Gold	Korea Zinc Co., Ltd.	Active
CID002777	Gold	SAXONIA Edelmetalle GmbH	Active
CID002778	Gold	WIELAND Edelmetalle GmbH	Active
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Compliant
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Compliant
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	Compliant
CID000410	Tantalum	Duoluoshan	Compliant
CID000456	Tantalum	Exotech Inc.	Compliant
CID000460	Tantalum	F&X Electro-Materials Ltd.	Compliant
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Compliant
CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.	Compliant
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Compliant
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	Compliant
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	Compliant
CID001076	Tantalum	LSM Brasil S.A.	Compliant
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	Compliant
CID001175	Tantalum	Mineração Taboca S.A.	Compliant
CID001192	Tantalum	Mitsui Mining & Smelting	Compliant
CID001200	Tantalum	Molycorp Silmet A.S.	Compliant
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Compliant
CID001508	Tantalum	QuantumClean	Compliant
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.	Compliant
CID001769	Tantalum	Solikamsk Magnesium Works OAO	Compliant
CID001869	Tantalum	Taki Chemicals	Compliant
CID001891	Tantalum	Telex Metals	Compliant
CID001969	Tantalum	Ulba Metallurgical Plant JSC	Compliant
CID002232	Tantalum	Zhuzhou Cemented Carbide	Compliant
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Compliant
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Compliant
CID002504	Tantalum	D Block Metals, LLC	Compliant
CID002505	Tantalum	FIR Metals & Resource Ltd.	Compliant
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Compliant
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Compliant
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Compliant
CID002539	Tantalum	KEMET Blue Metals	Compliant
CID002540	Tantalum	Plansee SE Liezen	Compliant
CID002544	Tantalum	H.C. Starck Co., Ltd.	Compliant
CID002545	Tantalum	H.C. Starck GmbH Goslar	Compliant
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	Compliant
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	Compliant
CID002548	Tantalum	H.C. Starck Inc.	Compliant
CID002549	Tantalum	H.C. Starck Ltd.	Compliant
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Compliant

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID002556	Tantalum	Plansee SE Reutte	Compliant
CID002557	Tantalum	Global Advanced Metals Boyertown	Compliant
CID002558	Tantalum	Global Advanced Metals Aizu	Compliant
CID002568	Tantalum	KEMET Blue Powder	Compliant
CID002571	Tantalum	Tranzact, Inc.	Compliant
CID002707	Tantalum	Resind Indústria e Comércio Ltda.	Compliant
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Active
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Compliant
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	Outreach Required
CID000292	Tin	Alpha	Compliant
CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.	Compliant
CID000306	Tin	CV Gita Pesona	Compliant
CID000307	Tin	PT Justindo	Compliant
CID000309	Tin	PT Aries Kencana Sejahtera	Compliant
CID000313	Tin	CV Serumpun Sebalai	Compliant
CID000315	Tin	CV United Smelting	Compliant
CID000402	Tin	Dowa	Compliant
CID000438	Tin	EM Vinto	Compliant
CID000448	Tin	Estanho de Rondônia S.A.	In Communication
CID000468	Tin	Fenix Metals	Compliant
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Compliant
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	In Communication
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	Outreach Required
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	Active
CID001063	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	In Communication
CID001070	Tin	China Tin Group Co., Ltd.	Compliant
CID001105	Tin	Malaysia Smelting Corporation (MSC)	Compliant
CID001142	Tin	Metallic Resources, Inc.	Compliant
CID001173	Tin	Mineração Taboca S.A.	Compliant
CID001182	Tin	Minsur	Compliant
CID001191	Tin	Mitsubishi Materials Corporation	Compliant
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Outreach Required
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Compliant
CID001337	Tin	Operaciones Metalurgical S.A.	Compliant
CID001393	Tin	PT Alam Lestari Kencana	Outreach Required
CID001399	Tin	PT Artha Cipta Langgeng	Compliant
CID001402	Tin	PT Babel Inti Perkasa	Compliant
CID001409	Tin	PT Bangka Kudai Tin	Outreach Required
CID001416	Tin	PT Bangka Timah Utama Sejahtera	Outreach Required
CID001419	Tin	PT Bangka Tin Industry	Compliant
CID001421	Tin	PT Belitung Industri Sejahtera	Compliant
CID001424	Tin	PT BilliTin Makmur Lestari	Compliant
CID001428	Tin	PT Bukit Timah	Compliant

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID001434	Tin	PT DS Jaya Abadi	Compliant
CID001438	Tin	PT Eunindo Usaha Mandiri	Compliant
CID001442	Tin	PT Fang Di MulTindo	Outreach Required
CID001448	Tin	PT Karimun Mining	Active
CID001453	Tin	PT Mitra Stania Prima	Compliant
CID001457	Tin	PT Panca Mega Persada	Compliant
CID001458	Tin	PT Prima Timah Utama	Compliant
CID001460	Tin	PT Refined Bangka Tin	Compliant
CID001463	Tin	PT Sariwiguna Binasentosa	Compliant
CID001466	Tin	PT Seirama Tin Investment	Outreach Required
CID001468	Tin	PT Stanindo Inti Perkasa	Compliant
CID001471	Tin	PT Sumber Jaya Indah	Compliant
CID001477	Tin	PT Timah (Persero) Tbk Kundur	Compliant
CID001482	Tin	PT Timah (Persero) Tbk Mentok	Compliant
CID001486	Tin	PT Pelat Timah Nusantara Tbk	Outreach Required
CID001490	Tin	PT Tinindo Inter Nusa	Compliant
CID001493	Tin	PT Tommy Utama	Compliant
CID001539	Tin	Rui Da Hung	Compliant
CID001758	Tin	Soft Metais Ltda.	Compliant
CID001898	Tin	Thaisarco	Compliant
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active
CID002015	Tin	VQB Mineral and Trading Group JSC	Compliant
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	Compliant
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Active
CID002180	Tin	Yunnan Tin Company Limited	Compliant
CID002455	Tin	CV Venus Inti Perkasa	Compliant
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	Compliant
CID002478	Tin	PT Tirus Putra Mandiri	Outreach Required
CID002479	Tin	PT Wahana Perkit Jaya	Compliant
CID002500	Tin	Melt Metais e Ligas S.A.	Compliant
CID002503	Tin	PT ATD Makmur Mandiri Jaya	Compliant
CID002507	Tin	Phoenix Metal Ltd.	Active
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	Compliant
CID002530	Tin	PT Inti Stania Prima	Compliant
CID002570	Tin	CV Ayi Jaya	Compliant
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Active
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Active
CID002592	Tin	CV Dua Sekawan	Active
CID002593	Tin	CV Tiga Sekawan	Active
CID002696	Tin	PT Cipta Persada Mulia	Compliant
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	Active

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID002706	Tin	Resind Indústria e Comércio Ltda.	Compliant
CID002773	Tin	Metallo-Chimique N.V.	Compliant
CID002774	Tin	Elmet S.L.U.	Compliant
CID002776	Tin	PT Bangka Prima Tin	Compliant
CID002816	Tin	PT Sukses Inti Makmur	Compliant
CID002825	Tin	An Thai Minerals Co., Ltd.	Active
CID002829	Tin	PT Kijang Jaya Mandiri	Active
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	Active
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	Active
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Active
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	Compliant
CID000105	Tungsten	Kennametal Huntsville	Compliant
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Compliant
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Compliant
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	TI-CMC Member Company
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Compliant
CID000568	Tungsten	Global Tungsten & Powders Corp.	Compliant
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	Compliant
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Compliant
CID000825	Tungsten	Japan New Metals Co., Ltd.	Compliant
CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	TI-CMC Member Company
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Compliant
CID000966	Tungsten	Kennametal Fallon	Active
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Compliant
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Compliant
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	Compliant
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	Compliant
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Compliant
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	In Communication
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Compliant
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Active
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Active
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Compliant
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Compliant
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Compliant
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Compliant
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	Compliant
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Compliant
CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	TI-CMC Member Company
CID002531	Tungsten	Ganxian Shirui New Material Co., Ltd.	In Communication

Smelter ID	Metal	Smelter Reference List	CFSP Audit Status(1)
CID002532	Tungsten	Pobedit, JSC	TI-CMC Member Company
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Compliant
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Compliant
CID002541	Tungsten	H.C. Starck GmbH	Compliant
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	Compliant
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Compliant
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active
CID002578	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Compliant
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Active
CID002589	Tungsten	Niagara Refining LLC	Compliant
CID002649	Tungsten	Hydrometallurg, JSC	Compliant
(1) For a description of the CFSP Audit Status' see the CFSP website at http://www.conflictfreesourcing.org/

5.0    Continuous Improvement

We plan to refine our process for future reporting periods by addressing, implementing and continuously improving the following:

•	Continue to engage with our suppliers to increase their knowledge and understanding of the Rule requirements and its importance, by providing educational information and training resources

•	Maintain the use of Conflict Minerals flow-down clause in new or renewed supplier contracts

•	Continue our involvement within industry partnerships and work to leverage best practices

•	Continue working with AIA to publish a letter to non-verified smelters encouraging their involvement within the CFSP

CAUTIONARY STATEMENT

This contains statements that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the Company's reliance on our supply base to provide information on products sold to the Company that include tin, tantalum, tungsten and gold as well as the country of origin; the Company's ability to amend supplier contracts; the Company's suppliers not properly flowing down requirements of the Rule to their supply base; the Company's ability to execute activities that will enhance our due diligence measures, as well as other risks and uncertainties, including but not limited to those detailed herein. These forward-looking statements are made only as of the date hereof.

Date of Report: May 26, 2016